                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                           COHERENT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 25, 1997

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of COHERENT, INC. (the "Company"), a Delaware corporation, will be held on Tuesday, March 25, 1997 at 5:30 p.m., local time, at the Company's principal offices located at 5100 Patrick Henry Drive, Santa Clara, California 95054, for the following purposes:

    1. To elect six directors to serve for the ensuing year and until their successors are duly elected (Proposal One);

    2. To ratify the appointment of Deloitte & Touche LLP as independent public accountants to the Company for the fiscal year ending September 27, 1997 (Proposal Two); and

    3. To transact such other business as may properly be brought before the meeting or any adjournment(s) thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Stockholders of record at the close of business on January 27, 1997 are entitled to notice of and to vote at the meeting or any adjournment thereof.

    All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has already returned a proxy.

                                          Sincerely,

                                          Larry W. Sonsini
                                          SECRETARY

Santa Clara, California
February 14, 1997

                             YOUR VOTE IS IMPORTANT
IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                 COHERENT, INC.
                            5100 PATRICK HENRY DRIVE
                         SANTA CLARA, CALIFORNIA 95054

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed Proxy is solicited on behalf of the Board of Directors of COHERENT, INC. (the "Company") for use at the Annual Meeting of Stockholders to be held at the Company's principal offices located at 5100 Patrick Henry Drive, Santa Clara, California 95054, on March 25, 1997 at 5:30 p.m., local time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company's telephone number at the address above is (408) 764-4000. These proxy solicitation materials were mailed on or about March 5, 1997 to all stockholders entitled to vote at the meeting.

RECORD DATE AND SHARE OWNERSHIP

    Stockholders of record at the close of business on January 27, 1997 (the "Record Date") are entitled to notice of and to vote at the meeting and at any adjournment(s) thereof. At the Record Date, 11,286,857 shares of the Company's Common Stock, $.01 par value, were issued and outstanding.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
Scott H. Miller, General Counsel) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

VOTING AND SOLICITATION

    On all matters other than the election of directors, each share has one vote. See "Proposal One -- Election of Directors -- Vote Required."

    The cost of this solicitation will be borne by the Company. The Company has retained the services of D.F. King & Co., Inc. (the "Solicitor") to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. The Company estimates that it will pay the Solicitor a fee not to exceed $3,500 for its services and will reimburse the Solicitor for certain out-of-pocket expenses estimated to be $5,000. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or letter.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    The Company's Bylaws provide that stockholders holding a majority of the shares of Common Stock issued and outstanding and entitled to vote on the Record Date shall constitute a quorum at meetings of stockholders. Shares that are voted "FOR," "AGAINST" or "WITHHELD" on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as "entitled to vote on the subject matter" (the "Votes Cast") at the Annual Meeting and with respect to such matter.

    While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter (other than the election of directors). Accordingly, with the exception of the proposal for the election of directors abstentions will have the same effect as a vote against the proposal. Because directors are elected by a plurality vote, abstentions in the election of directors have no impact once a quorum exists.

    In a 1988 Delaware case, BERLIN V. EMERALD PARTNERS, the Delaware Supreme Court held that, while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will therefore not be considered "Votes Cast" and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    The Company currently intends to hold its 1998 Annual Meeting of Stockholders in March 1998 and to mail proxy statements relating to such meeting in February 1998. Proposals of stockholders of the Company that are intended to be presented by such stockholders at that meeting must be received by the Company no later than October 7, 1997 and must otherwise be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers. Such executive officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to
Section 16(a). Based solely on its review of the copies of such forms received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during fiscal 1996, all Section 16(a) filing requirements applicable to its officers, directors and ten-percent stockholders were complied with.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth as of the Record Date certain information with respect to the beneficial ownership of the Company's Common Stock by (i) any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director and each nominee for director to the Company, (iii) each of the executive officers named in the Summary Compensation Table appearing herein, and (iv) all executive officers and directors of the Company as a group.

                                                                                  NUMBER OF   PERCENT OF
NAME AND ADDRESS                                                                  SHARES(1)      TOTAL
--------------------------------------------------------------------------------  ----------  -----------
Pilgrim Baxter & Associates, Ltd. (2)...........................................   1,042,500        9.24%
  1255 Drummers Lane, Suite 300
  Wayne, Pennsylvania 19087
James L. Hobart (3).............................................................     218,037       1.93%
Henry E. Gauthier (4)...........................................................      76,735      *
Robert J. Quillinan (5).........................................................      22,715      *
Bernard J. Couillaud (6)........................................................      15,475      *
Robert M. Gelber................................................................      10,145      *
Scott H. Miller (7).............................................................      16,554      *
Frank P. Carrubba (8)...........................................................       5,000      *
Thomas Sloan Nelsen (9).........................................................       5,000      *
Charles W. Cantoni (10).........................................................       2,500      *
Jerry E. Robertson..............................................................       5,000      *
All directors and executive officers as a group (12 persons) (11)...............     395,154        3.47%

------------------------

  * Represents less than 1%.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Coherent Common Stock subject to options held by that person that will exercisable on or before January 27, 1997, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

 (2) Represents shares reported by Vickers Corporate Report as being held by Pilgrim Baxter and Associates Ltd. as of January 27, 1997.

 (3) Includes 2,700 shares held of record by members of Mr. Hobart's family, as to which shares he disclaims beneficial ownership. Also includes 25,000 shares issuable upon exercise of options which are currently exercisable or will become exercisable within 60 days of the Record Date. Mr. Hobart resigned from his position as Chief Technical Officer and as a member of the Board of Directors on February 13, 1997.

 (4) Includes 18,000 shares issuable upon exercise of options held by Mr. Gauthier which are currently exercisable or will become exercisable within 60 days of the Record Date.

 (5) Includes 12,000 shares issuable upon exercise of options held by Mr. Quillinan which are currently exercisable or will become exercisable within 60 days of the Record Date.

 (6) Includes 6,000 shares issuable upon exercise of options held by Mr. Couillaud which are currently exercisable or will become exercisable within 60 days of the Record Date.

 (7) Includes 5,000 shares issuable upon exercise of options held by Mr. Miller which are currently exercisable or will become exercisable within 60 days of the Record Date.

 (8) Consists of 5,000 shares issuable upon exercise of options held by Mr. Carrubba which are currently exercisable or will become exercisable within 60 days of the Record Date.

 (9) Consists of 5,000 shares issuable upon exercise of options held by Dr. Nelsen which are currently exercisable or will become exercisable within 60 days of the Record Date.

(10) Consists of 2,500 shares issuable upon exercise of options held by Mr. Cantoni which are currently exercisable or will become exercisable within 60 days of the Record Date.

(11) Includes an aggregate of 87,500 options which are currently exercisable or will become exercisable within 60 days of the Record Date.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

NOMINEES

    A board of six (6) directors is to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominees named below. Each nominee has consented to be named a nominee in the proxy statement and to continue to serve as a director if elected. In the event that any nominee becomes unable or declines to serve as a director or should additional persons be nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will assure the election of as many of the nominees listed below as possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees), and the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.

    The names of the nominees, all of whom are currently directors of the Company, and certain information about them as of January 27, 1997, are set forth below.

                                                            DIRECTOR
NAME OF NOMINEE                                    AGE        SINCE                   PRINCIPAL OCCUPATION
---------------------------------------------      ---      ---------  ---------------------------------------------------
Bernard J. Couillaud.........................          52     1996     President and Chief Executive Officer of the
                                                                        Company
Henry E. Gauthier............................          56     1983     Chairman of the Board of Directors and former
                                                                        President and Chief Operating Officer of the
                                                                        Company (1)
Charles W. Cantoni (*)(+)....................          61     1983     Vice President, Marketing of Quinton Instrument Co.
Frank P. Carrubba (*)(+).....................          59     1989     Chief Technical Officer, Phillips Electronics N.V.
Thomas Sloan Nelsen (*)(+)...................          70     1983     Retired Professor of Surgery, Stanford University
                                                                        School of Medicine
Jerry E. Robertson (*)(+)....................          64     1994     Retired Executive Vice President, 3M Life Sciences
                                                                        Sector and Corporate Services

------------------------

(1) Mr. Gauthier retired from his positions as President and Chief Operating Officer on July 1, 1996. He was elected Chairman of the Board of Directors on February 24, 1997.

 *  Member of the Compensation Committee.

 +  Member of the Audit Committee.

    Except as set forth below, each of the nominees has been engaged in his principal occupation set forth above during the past five years. There is no family relationship between any director or executive officer of the Company.

    Mr. Cantoni is Vice President, Marketing of Quinton Instrument Co., a manufacturer of medical instrumentation products, a position he has held since October 1994. From August 1988 until September 1994 he was President of ImageComm Systems, Inc., a value added reseller of medical image processing systems.

    Mr. Robertson retired from 3M in 1994. He is a member of the board of directors of Manor Care, Inc., Cardinal Health, Inc., Haemonetics Corporation, Steris Corporation, Life Technologies, Inc., Allianz Life Insurance Company of North America, Choice Hotels International, Medwave, Inc. and Project HOPE.

    Mr. Couillaud is President and Chief Executive Officer as well as a member of the Board of Directors since July 1996. He served as Vice President and General Manager of Coherent Laser Group from March 1992 to July 1996. From 1990 to March 30, 1992, he served as Manager of the Advanced Systems Business Unit, and from 1987 to 1990 served as Director of R&D for the Coherent Laser Group.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of four (4) meetings during the fiscal year ended September 28, 1996. No director serving during such fiscal year attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which such director served. The Board of Directors has two committees, the Audit Committee and the Compensation Committee. The Board of Directors has no nominating committee or any committee performing such functions.

    The Audit Committee of the Board of Directors, which consists of directors Carrubba, Cantoni, Nelsen and Robertson, held one (1) meeting during the last fiscal year. The Audit Committee recommends engagement of the Company's independent public accountants and is primarily responsible for approving the services performed by the Company's independent public accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

    The Compensation Committee of the Board of Directors consists of directors Carrubba, Cantoni, Nelsen and Robertson, and held one (1) meeting during the last fiscal year. The Compensation Committee reviews and approves the Company's executive compensation policy and grants stock options to employees of the Company, including officers pursuant to the Company's stock option plans.

DIRECTOR COMPENSATION

    Members of the Board of Directors who are not employees of the Company receive $8,000 per year, plus $500 per meeting attended and are reimbursed for their expenses incurred in attending meetings of the Board of Directors.

    The Company's 1990 Directors' Stock Option Plan (the "Directors' Option Plan") was adopted by the Board of Directors on December 8, 1989 and was approved by the stockholders on March 29, 1990. The Directors' Option Plan was amended by the Board of Directors on January 25, 1996 and was approved by the stockholders on March 20, 1996. The Directors' Option Plan provides for the automatic and nondiscretionary grant of a non-statutory stock option to purchase 10,000 shares of the Company's Common Stock to each non-employee director on the later of the effective date of the Directors' Option Plan or the date on which such person becomes a director. Thereafter, each non-employee director will be automatically granted a nonstatutory stock option to purchase 2,500 shares of Common Stock on the date of and immediately following each Annual Meeting of Stockholders at which such non-employee director is re-elected to serve on the Board of Directors, if, on such date, he or she has served on the Board for at least three months. Such plan provides that the exercise price shall be equal to the fair market value of the Common Stock on the date of grant of the options.

    Three non-employee directors have each been granted options to purchase 25,000 shares of the Company's Common Stock under such plan at a weighted average exercise price of $17.73. One non-employee director has been granted options to purchase 15,000 shares of the Company's Common Stock under such plan at a weighted average exercise price of $20.40 per share. As of the Record Date, 42,500 shares had been issued on exercise of such options. The following table shows, as to each non-employee director, information concerning options exercised under the Directors' Option Plan during the last fiscal year:

                      OPTION EXERCISES IN LAST FISCAL YEAR

                                                                      SHARES ACQUIRED       VALUE
NAME                                                                    ON EXERCISE      REALIZED (1)
--------------------------------------------------------------------  ---------------  ----------------
Charles W. Cantoni..................................................         2,500      $       91,875
Frank P. Carrubba...................................................        10,000      $      251,250
Thomas Sloan Nelsen.................................................         2,500      $       83,438
Jerry E. Robertson..................................................         2,500      $       79,375

------------------------

(1) The market value of underlying securities is based on the closing price of the Company's Common Stock on the date of exercise.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee is composed of Directors Carrubba, Cantoni, Nelsen and Robertson. During the last fiscal year, the Company paid Dr. Thomas Nelsen $62,500 in consulting fees. Dr. Nelsen has more than 40 years of experience as a physician and, before his retirement, was a Professor of Surgery at Stanford University School of Medicine. Utilizing this experience, Dr. Nelsen has worked closely with the Company in developing and refining new laser products for the medical field. Management believes that this arrangement is at least as favorable as could be negotiated with an outside consultant.

    Mr. Gauthier and the Company have entered into a Management Transition Agreement pursuant to which Mr. Gauthier has agreed to provide employment and consulting services to the Company through June 30, 1999. In consideration for these services, the Company has agreed to pay Mr. Gauthier his base salary through June 30, 1997, an hourly consulting fee equal to $175.00 for services rendered through June 30, 1999, and to provide him with benefits under the Company's medical, dental and life insurance plans.

VOTE REQUIRED

    Each stockholder voting in the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are entitled. Alternatively, a stockholder may distribute his or her votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more than six candidates. However, no stockholder shall be entitled to cumulate votes for a candidate unless such candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting, prior to the voting, of the intention to cumulate the stockholder's votes.

    If a quorum is present and voting, the six nominees receiving the highest number of votes will be elected to the Board of Directors. See "Information Concerning Solicitation and Voting -- Quorum; Abstentions; Broker Non-Votes."

               MANAGEMENT RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
                           THE NOMINEES LISTED ABOVE.

                                  PROPOSAL TWO
         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has selected Deloitte & Touche LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending September 27, 1997, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote or ratification, the Board of Directors will reconsider its selection. Deloitte & Touche LLP has audited the Company's financial statements since the fiscal year ended September 25, 1976. Representatives of Deloitte & Touche LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

               MANAGEMENT RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
            RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
                          AS INDEPENDENT ACCOUNTANTS.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

    The following table shows, as to the Chief Executive officer and each of the four other most highly compensated executive officers whose salary plus bonus exceeded $100,000, information concerning compensation awarded to, earned by or paid for services to the Company in all capacities during the last three fiscal years (to the extent that such person was the Chief Executive Officer and/or executive officer, as the case may be, during any part of such fiscal year):

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                                                      COMPENSATION
                                                                      ------------
                                             ANNUAL COMPENSATION*        AWARDS
                                          --------------------------  ------------    ALL OTHER
      NAME AND PRINCIPAL POSITION         YEAR  SALARY ($)  BONUS ($) OPTIONS (#)    COMPENSATION
----------------------------------------  ----  ---------   --------  ------------   ------------
Bernard J. Couillaud (1)                  1996  $ 185,353   $258,595     15,000       $12,937(2)
  President and Chief                     1995  $ 166,156   $140,898      6,000       $11,791
  Executive Officer                       1994  $ 155,885   $ 64,932      6,000       $11,146

James L. Hobart (3)                       1996  $ 256,631   $410,651     12,500       $20,951(4)
  Chairman and Chief                      1995  $ 243,456   $228,248     12,500       $20,576
  Technical Officer                       1994  $ 233,918   $ 96,433     12,500       $19,516

Henry E. Gauthier (5)                     1996  $ 245,328   $417,456     11,000       $17,801(6)
  Former President and Chief              1995  $ 232,498   $217,975     11,000       $16,930
  Operating Officer                       1994  $ 223,431   $ 92,134     11,000       $15,654

Robert J. Quillinan                       1996  $ 182,361   $268,251      6,000       $ 9,527(7)
  Vice President and Chief                1995  $ 173,218   $159,461      6,000       $11,643
  Financial Officer                       1994  $ 160,235   $ 61,474      6,000       $11,088

Robert M. Gelber                          1996  $ 160,135   $158,532      6,000       $16,033(8)
  Vice President and                      1995  $ 152,867   $158,259      6,000       $10,162
  General Manager                         1994  $ 144,094   $ 71,009      6,000       $ 8,613

Scott H. Miller                           1996  $ 146,308   $154,521      2,500       $14,362(9)
  Vice President and                      1995  $ 139,562   $ 81,971      2,500       $12,831
  General Counsel                         1994  $ 132,479   $ 33,942      2,500       $ 7,073

------------------------

 * Perquisites are not included since the aggregate amount is less than the lesser of $50,000 or 10% of salary and bonus, in accordance with regulations promulgated by the SEC. Therefore, the Other Annual Compensation column has not been included in this table.

(1) Mr. Couillaud became President and Chief Executive Officer on May 13, 1996.

(2) Includes $11,121 contributed by the Company under defined contribution plans and $1,816 in life insurance benefits.

(3) Mr. Hobart became Chief Technical Officer on May 13, 1996. He resigned from his position as Chief Technical Officer and as a member of the Board of Directors on February 13, 1997.

(4) Includes $14,502 contributed by the Company under defined contribution plans and $6,449 in insurance benefits.

(5) Mr. Gauthier retired from his positions as President and Chief Operating Officer on July 1, 1996. Includes compensation paid to Mr. Gauthier prior to his retirement on July 1, 1996.

(6) Includes $13,876 contributed by the Company under defined contribution plans and $3,925 in life insurance benefits.

(7) Includes $8,380 contributed by the Company under defined contribution plans and $1,147 in life insurance benefits.

(8) Includes $14,129 contributed by the Company under defined contribution plans and $1,904 in life insurance benefits.

(9) Includes $13,870 contributed by the Company under defined contribution plans and $492 in life insurance benefits.

STOCK OPTION GRANTS AND EXERCISES

    The following table shows, as to the individuals named in the Summary Compensation Table above, information concerning stock options granted during the fiscal year ended September 28, 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                       INDIVIDUAL GRANTS
                                     ------------------------------------------------------   POTENTIAL REALIZABLE
                                                       % OF TOTAL                               VALUE AT ASSUMED
                                        NUMBER OF        OPTIONS                             ANNUAL RATES OF STOCK
                                       SECURITIES      GRANTED TO                            PRICE APPRECIATION FOR
                                       UNDERLYING     EMPLOYEES IN   EXERCISE                   OPTION TERM (3)
                                         OPTIONS         FISCAL        PRICE    EXPIRATION   ----------------------
NAME                                 GRANTED (#)(1)     YEAR (2)      ($/SH)       DATE        5% ($)     10% ($)
-----------------------------------  ---------------  -------------  ---------  -----------  ----------  ----------
James L. Hobart....................        12,500           3.20%    $  40.125      4/8/02   $  170,579  $  386,986
Bernard J. Couillaud...............         6,000           1.54%    $  40.125      4/8/02   $   81,878  $  185,753
Bernard J. Couillaud...............         9,000           2.30%    $  55.500     5/13/02   $  169,878  $  385,395
Henry E. Gauthier..................        11,000           2.82%    $  40.125      4/8/02   $  150,110  $  340,548
Robert J. Quillinan................         6,000           1.54%    $  40.125      4/8/02   $   81,878  $  185,753
Robert M. Gelber...................         6,000           1.54%    $  40.125      4/8/02   $   81,878  $  185,753
Scott H. Miller....................         2,500            .64%    $  40.125      4/8/02   $   34,116  $   77,397

------------------------

(1) The Company's 1987 Stock Option Plan and 1995 Stock Plan (collectively the "Option Plans") provide for the grant of options and stock purchase rights to officers, employees and consultants of the Company. Options granted under the Option Plans may be either "nonstatutory options" or "incentive stock options." The exercise price is determined by the Board of Directors or its Compensation Committee and in the case of incentive stock options may not be less than 100% of the fair market value of the Common Stock on the date of grant (110% in the case of grants to 10% shareholders). The options expire not more than ten years from the date of grant, and may be exercised only while the optionee is employed by the Company or within such period of time after termination of employment as is determined by the Board or its Committee at the time of grant. The Board of Directors may determine when options granted may be exercisable.

(2) The Company granted options to purchase an aggregate of 317,825 shares to all employees other than executive officers and granted options to purchase an aggregate of 72,750 shares to all executive officers as a group (8 persons) during fiscal 1996.

(3) This column sets forth hypothetical gains or "option spreads" for the options at the end of their respective ten-year terms, as calculated in accordance with the rules of the Securities and Exchange Commission. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price at the date of grant of 5% and 10% from the date the option was granted to the end of the option term. The 5% and 10% rates of appreciation are specified by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. The Company does not necessarily agree that this method properly values an option. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions.

    The following table shows, as to the individuals named in the Summary Compensation Table above, information concerning stock options exercised during the fiscal year ended September 28, 1996 and the value of unexercised options at such date.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                                OPTIONS/SARS AT         IN-THE-MONEY OPTIONS AT
                                 SHARES                    SEPTEMBER 28, 1996 (#)(2)   SEPTEMBER 28, 1996 ($)(3)
                               ACQUIRED ON      VALUE      --------------------------  --------------------------
NAME                           EXERCISE (#) REALIZED ($)(1) EXERCISABLE UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-----------------------------  -----------  -------------  -----------  -------------  -----------  -------------
James L. Hobart..............      12,500    $   537,500       25,000        37,500     $ 579,688    $   359,375
Bernard J. Couillaud.........      15,500    $   569,000        6,000        27,000     $ 123,000    $   172,500
Henry E. Gauthier............       1,362    $    32,518       22,000        33,000     $ 510,125    $   316,250
Robert J. Quillinan..........       6,000    $   214,500       12,000        18,000     $ 278,250    $   172,500
Robert M. Gelber.............       9,000    $   274,029        3,000        18,000     $  61,500    $   172,500
Scott H. Miller..............       2,000    $    73,750        5,000         7,500     $ 115,938    $    71,875

------------------------

(1) The value realized is calculated based on the closing price of the Company's Common Stock as reported by the Nasdaq National Market on the date of exercise minus the exercise price of the option, and does not necessarily indicate that the optionee sold such stock.

(2) The Company has not granted any stock appreciation rights and its stock plans do not provide for the granting of such rights.

(3) The market value of underlying securities is based on the difference between the closing price of the Company's Common Stock on September 28, 1996 of $34.50 (as reported by Nasdaq National Market) and the exercise price.

OTHER EMPLOYEE BENEFIT PLANS

EMPLOYEE RETIREMENT AND INVESTMENT PLAN AND SUPPLEMENTARY RETIREMENT PLAN

    Effective January 1, 1979, the Company adopted the Coherent Employee Retirement and Investment Plan. Employees become eligible to participate after completing one year of service. Under this plan, the Company will match employee contributions to the plan up to a maximum of 6% of the employee's individual earnings. An employee is not entitled to any part of the Company's contribution until the completion of his or her third year of employment. After the end of the third year of employment, 20% of the Company's contribution vests. Thereafter, an additional 20% of the Company's contribution vests at the end of each year of completed service until the end of the seventh year of employment when such contributions become 100% vested. Effective as of 1985, the plan was amended and restated to conform the plan to new regulations and to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended to permit employees to make contributions to the plan from their pre-tax earnings. Effective January 1, 1990, the Company adopted the Supplementary Retirement Plan which provides that certain senior management may contribute income to a trust fund. The Company will match such contributions up to 6% of the participant's income. Such contributions are subject to the same vesting requirements as contributions made under the Employment Retirement and Investment Plan.

MANAGEMENT BONUS PLAN

    The Company's Management Bonus Plan provides for the payment of quarterly cash bonuses to members of management designated by the Board of Directors determined by a formula based on improvements of pre-tax profits, cash flow and asset management over preset threshold levels for each operating group or business unit. Those employees who participate in the Bonus Plan who are not assigned to an operating group or business unit receive an average of such amounts.

PRODUCTIVITY INCENTIVE PLAN

    Under the Company's Productivity Incentive Plan (the "Incentive Plan") 450,000 shares of Common Stock were initially reserved and as of the fiscal year ended September 28, 1996, 52,399 shares of Common Stock were available for issuance to employees of the Company and its designated subsidiaries who are customarily employed for at least twenty hours per week. The purpose of the Incentive Plan is to enhance an employee's proprietary interest in the Company and to create an incentive for the Company's success.

    The Incentive Plan provides for the quarterly distribution of cash or Common Stock, at the election of each participant, based upon the quarterly profitability of the Company. The amount of cash or number of shares of Common Stock distributed to each participant is determined by dividing a participant's "incentive compensation" by the fair market value of the Company's Common Stock at the end of each three-month period.

EMPLOYEE STOCK PURCHASE PLAN

    The Company's Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors and approved by the stockholders in 1980. A total of 2,287,500 shares of Common Stock were initially reserved and as of the end of the fiscal year 423,000 shares of Common Stock remained available for issuance thereunder. The Purchase Plan permits employees who are employed for at least twenty hours per week and more than five months in a calendar year to purchase Common Stock of the Company, through payroll deductions, which may not exceed 10% of an employee's compensation, at the lower of 85% of the fair market value of the Common Stock at the beginning or at the end of each twelve-month period. The Purchase Plan provides for two offerings during each fiscal year, each having a duration of twelve months.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH ON PAGE 16 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

INTRODUCTION

    The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company, and establishes the compensation plans and specific compensation levels for executive officers. The Committee strives to ensure that the Company's executive compensation programs will enable the Company to attract and retain key people and motivate them to achieve or exceed certain key objectives of the Company by making individual compensation directly dependent on the Company's achievement of certain financial goals, such as profitability and asset management and by providing rewards for exceeding those goals.

COMPENSATION PROGRAMS

    BASE SALARY. The Committee establishes base salaries for executive officers, normally within ten percent of the average paid for comparable positions at other similarly sized companies as set forth in national and local compensation surveys. Base pay increases vary according to individual contributions to the Company's success and comparisons to similar positions within the Company and at other comparable companies.

    BONUS PLANS. Each executive officer participates in the Management Bonus Plan which provides for the payment of a quarterly bonus determined by a formula based on improvements of pre-tax profits and asset management over preset threshold levels for each operating group or business unit.

    STOCK OPTIONS. The Committee believes that stock options provide additional incentive to officers to work towards maximizing stockholder value. The Committee views stock options as one of the more important components of the Company's long-term, performance-based compensation philosophy. These options are provided through initial grants at or near the date of hire and through subsequent periodic grants. Options granted by the Company to its executive officers and other employees have exercise prices equal to the fair market value at the time of grant. Options vest and become exercisable at such time as determined by the Board. The initial option grant is designed to be competitive with those of comparable companies for the level of the job that the executive holds and is designed to motivate the officer to make the kind of decisions and implement strategies and programs that will contribute to an increase in the Company's stock price over time. Periodic additional stock options within the comparable range for the job are granted to reflect the executives ongoing contributions to the Company, to create an incentive to remain at the Company and to provide a long-term incentive to achieve or exceed the Company's financial goals.

    OTHER. In addition to the foregoing, officers participate in compensation plans available to all employees, such as a quarterly profit sharing plan and participation in both the Company's 401(k) retirement plan and employee stock purchase plan. See "Executive Compensation -- Other Employee Benefit Plans."

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    The factors considered by the Compensation Committee in determining the compensation of the Chief Executive Officer, in addition to survey data, include the Company's operating and financial performance, as well as his leadership and establishment and implementation of strategic direction for the Company.

    The Compensation Committee considers stock options to be an important component of the Chief Executive Officer's compensation as a way to reward performance and motivate leadership for long term growth and profitability. In 1996, Mr. Couillaud was granted an option to purchase 9,000 shares with an exercise price equal to the fair market value at date of grant ($55.50 per share). This option becomes exercisable at the end of three years. The Committee believes that the quantity of shares granted to Mr. Couillaud is consistent with its philosophy of granting options to many management personnel rather than concentrating grants on a few senior executives.

COMPENSATION LIMITATIONS

    Under Section 162(m) of the Internal Revenue Code, adopted in August 1993, and regulations adopted thereunder by the Internal Revenue Service, publicly-held companies may be precluded from deducting certain compensation paid to an executive officer in excess of $1.0 million in a year. The regulations exclude from this limit performance-based compensation and stock options provided certain requirements, such as stockholder approval, are satisfied. The Company is studying these regulations and currently intends to take the necessary actions to cause its stock option plans to qualify for the exclusions. The Company does not currently anticipate taking actions necessary to qualify the Company's executive annual cash bonus plans for the exclusions.

                                          COMPENSATION COMMITTEE

                                          Frank P. Carrubba

                                          Charles W. Cantoni

                                          Thomas Sloan Nelsen

                                          Jerry E. Robertson

Dated: February 4, 1997

                        COMPANY STOCK PRICE PERFORMANCE

    The following graph shows a five-year comparison of cumulative total stockholder return, calculated on a dividend reinvestment basis and based on a $100 investment, from September 28, 1991 through September 28, 1996 comparing the return on the Company's Common Stock with the Standard & Poors 500 Stock Index and High Technology Composite Index. No dividends have been declared or paid on the Company's Common Stock during such period. The stock price performance shown on the graph following is not necessarily indicative of future price performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               COHERENT INC      S & P 500 INDEX       HIGH TECH COMPOSITE
09/28/1991              100.00              100.00                      100.00
09/28/1992               60.72              111.05                      101.86
09/28/1993              101.79              125.49                      122.86
09/28/1994              100.00              130.11                      143.03
09/28/1995              260.71              168.82                      225.65
09/28/1996              251.79              203.14                      277.21

                              CERTAIN TRANSACTIONS

    The following table sets forth information with respect to all executive officers of the Company who had indebtedness outstanding during the past fiscal year. This indebtedness arose as a result of the delivery of promissory notes in connection with the exercise of stock options.

                                                            LARGEST
                                                            AMOUNT       BALANCE AT
                       NEW LOANS    INTEREST   MATURITY   OUTSTANDING   SEPTEMBER 28,
NAME                  DURING 1996    RATE(S)    DATE(S)   DURING 1996       1996
--------------------  -----------   ---------  ---------  -----------   -------------
James L. Hobart.....   $      0       7.1%      10/10/99   $546,276       $393,181
Henry E. Gauthier...   $      0       7.1%      10/12/99   $429,290       $429,290
Robert J.
 Quillinan..........   $      0     5.34-7.05%  2/28/99-   $250,547       $      0
                                                 8/29/99
Scott H. Miller.....   $      0       7.1%       10/4/99   $111,680       $111,680

    All promissory notes are full recourse and are secured by the shares of Common Stock of the Company issued upon exercise of the options. Interest is paid annually.

    See "Election of Directors -- Compensation Committee Interlocks and Insider Participation" for a description of Dr. Nelsen's and Mr. Gauthier's consulting arrangements with the Company.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: February 14, 1997

                             DETACH HERE



      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             COHERENT, INC.
                    ANNUAL MEETING OF STOCKHOLDERS

                            MARCH 25, 1997

     The undersigned stockholder of COHERENT, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated February 14, 1997, and hereby appoints Bernard J. Couillaud and Robert J. Quillinan, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of COHERENT, INC. to be held on March 25, 1997 at 5:30 p.m., local time, at the Company's principal offices located at 5100 Patrick Henry Drive, Santa Clara, California 95054 and at any adjournment(s) thereof and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.


          CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SEE REVERSE
                                                                 SIDE

                             DETACH HERE


     PLEASE MARK
/X/  VOTES AS IN
     THIS EXAMPLE


1.  ELECTION OF DIRECTORS.

NOMINEES:  Bernard J. Couillaud; Henry E. Gauthier; Charles W. Cantoni; Frank
P. Carrubba; Thomas Sloan Nelsen; Jerry E. Robertson

                     FOR            WITHHELD
                     /  /             /  /


/ / ________________________________________
    For all nominees except as noted above


                                      FOR       AGAINST     ABSTAIN
2.  PROPOSAL TO RATIFY THE            /  /        /  /        /  /
    APPOINTMENT OF DELOITTE &
    TOUCHE LLP AS THE INDEPENDENT
    PUBLIC ACCOUNTANTS:

    and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

            MARK HERE
          FOR ADDRESS     /   /
           CHANGE AND
          NOTE AT LEFT


(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)


Signature:                  Date:        Signature:               Date:
          -----------------      --------          ---------------     --------